Exhibit 99.1

3M Company Announces Debt Offering; Company Also Announces Cash Tender Offers for its 6 3/8% Debentures due 2028 and 5.70% Notes due 2037

ST. PAUL, Minn. — (September 21, 2017) — 3M Company (“3M”) (NYSE: MMM) today announced its public offering of notes and the commencement of tender offers to purchase for cash up to $400,000,000 aggregate principal amount of its 6 3/8% Debentures due 2028 and 5.70% Notes due 2037.

Debt Offering

3M has announced its public offering of three series of notes.  The term, aggregate principal amount, interest rate and other terms of each series of the notes will be determined at pricing and are dependent upon market conditions and other factors.

The company intends to use a portion of the net proceeds from the offering of the notes to fund the consideration payable in the tender offers. The company will use any excess net proceeds from the offering to fund its previously announced acquisition of Scott Safety and general corporate purposes. The consummation of the notes offering is not conditioned on the completion of the tender offers.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc. and Morgan Stanley & Co. LLC are serving as the joint book-running managers for the offering for the notes.

The offering of the notes will be made pursuant to an effective shelf registration statement, prospectus and related prospectus supplement.  Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, attention: Investment Grade Syndicate Desk, 3rd Floor, or by telephone: 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, attention: Prospectus Department, or by email: dg.prospectus_requests@baml.com; or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, attention: WFS Customer Service, or by telephone: 1-800-645-3751, or by email: wfscustomerservice@wellsfargo.com.  Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such statement or other jurisdiction.

Tender Offers

3M has announced the commencement of tender offers to purchase for cash up to $400,000,000 aggregate principal amount of its 6 3/8% Debentures due 2028 and 5.70% Notes due 2037 (each, an “Offer,” and collectively, the “Offers”).  The terms and conditions of the Offers are set forth in 3M’s Offer to Purchase, dated September 21, 2017 (the “Offer to Purchase”).

The Offer to Purchase relates to two separate Offers, one for each series of notes in the table below (each series, a “Series of Notes,” and such notes, collectively, the “Notes”).

The principal amount of each Series of Notes currently outstanding is set forth in the column entitled “Principal Amount Outstanding” in the table below. Neither Offer is conditioned on any minimum amount of Notes being tendered or the consummation of the other Offer.

Each Offer will expire at 12:00 midnight, New York City time, at the end of October 19, 2017, unless extended (such time and date, as the same may be extended with respect to one or more Series of Notes, the “Expiration Date”) or earlier terminated.  Holders (as defined in the Offer to Purchase) of Notes must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on October 4, 2017 (such time and date, as the same may be extended with respect to one or more Series of Notes, the “Early Tender Deadline”) in order to be eligible to receive the applicable Total Consideration (as defined below).  Holders who validly tender their Notes after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the applicable Tender Consideration (as defined below).  Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on October 4, 2017, by following the procedures described in the Offer to Purchase, but may not thereafter be validly withdrawn, except as provided for in the Offer to Purchase or required by applicable law.

Notes	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Early Tender Premium(1)	Reference Security	Bloomberg Reference Page	Fixed Spread (bps)
5.70% Notes due 2037	88579EAC9, US88579EAC93	$750,000,000	1	$50	3.000% due 5/15/2047	PX1	+50
6 3/8% Debentures due 2028	604059AE5, US604059AE52	$330,000,000	2	$50	2.250% due 8/15/2027	PX1	+60

(1)         Per $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase in the applicable Offer at or prior to the Early Tender Deadline; included in the applicable Total Consideration for such Series of Notes.

The amount of Notes that are purchased on the applicable Settlement Date will be determined in accordance with the Acceptance Priority Levels set forth in the table above (each, an “Acceptance Priority Level,” and, collectively, the “Acceptance Priority Levels”), with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level.  However, our obligation to accept for purchase, based on the Acceptance Priority Levels, and to pay for, Notes that are validly tendered and not validly withdrawn is limited to as many of the Notes as 3M can purchase up to the Aggregate Maximum Tender Cap.  As used herein, “Aggregate Maximum Tender Cap” means an aggregate of $400,000,000 principal amount of the Notes subject to the Offers, as such amount may be increased, decreased or eliminated by the Company pursuant to the terms of the Offer to Purchase.

All Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a higher Acceptance Priority Level will, subject to the Aggregate Maximum Tender Cap, be accepted before any Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline having a lower Acceptance Priority Level are accepted pursuant to the Offers, and all Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date having a higher Acceptance Priority Level will, subject to the Aggregate Maximum Tender Cap, be accepted before any Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date having a lower Acceptance Priority Level are accepted pursuant to the Offers. However, Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will, subject to the Aggregate Maximum Tender Cap, be accepted for purchase in priority to other Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date, even if such Notes validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date have a higher Acceptance Priority Level than the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline.  If the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline equals or exceeds the Aggregate Maximum Tender Cap, Holders who validly tender and do not validly withdraw Notes after the Early Tender Deadline and at or prior to the Expiration Date will not have any such Notes accepted for payment regardless of the Acceptance Priority Level of such Notes. As such, there can be no assurance that any or all tendered Notes of a given Acceptance Priority level will be accepted for purchase.

If purchasing all the validly tendered and not validly withdrawn Notes of a given Acceptance Priority Level on the applicable Settlement Date would cause the Aggregate Maximum Tender Cap to be exceeded on such Settlement Date, 3M will accept such Notes on a pro rata basis, to the extent any Notes of such Acceptance Priority Level are accepted for purchase, so as to not exceed the Aggregate Maximum Tender Cap (with adjustments to avoid the purchase of Notes in a principal amount other than in integral multiples of $1,000).

3M reserves the right, but are under no obligation, to increase, decrease or eliminate the Aggregate Maximum Tender Cap at any time without extending the applicable Withdrawal Deadline, subject to applicable law.  To the extent 3M increases the Aggregate Maximum Tender Cap, 3M expects to fund the purchase price of any incremental Notes purchased using, in addition to net proceeds of the Debt Financing, cash on hand or available liquidity, if necessary.  As such, there can be no assurance that any or all tendered Notes of a given Acceptance Priority level will be accepted for purchase, even if validly tendered and not validly withdrawn prior to the Early Tender Deadline.

Subject to the terms and conditions of the Offers, Holders who validly tender and do not validly withdraw their Notes at or prior to the Early Tender Deadline will be eligible to receive consideration, per $1,000 principal amount, equal to the applicable Total Consideration for such Series of Notes.  The applicable consideration for each series of Notes (such consideration, the “Total Consideration”) will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Series of Notes set forth in the column entitled “Fixed Spread” in the table above, over the applicable yield based on the bid side price of the U.S. Treasury Security set forth for such Series of Notes in the column entitled “Reference Security” in the table above, as calculated by the Dealer Manager (as defined below) at 11:00 a.m., New York City Time, on October 5, 2017.  The Total Consideration includes the applicable early tender premium (the “Early Tender Premium”) for such Series of Notes set forth in the column entitled “Early Tender Premium” in the table above.  Holders must validly tender and not validly withdraw their Notes at or prior to the Early Tender Deadline in order to be eligible to receive the applicable Total Consideration for such Notes purchased pursuant to the Offers.  Subject to the terms and conditions of the Offers, Holders who validly tender and do not validly withdraw their Notes after the Early Tender

Deadline and at or prior to the Expiration Date will only be eligible to receive consideration, per $1,000 principal amount, equal to the applicable Total Consideration less the applicable Early Tender Premium (such consideration, the “Tender Consideration”) for such Series of Notes.  In each case, such Holders will also be entitled to receive accrued and unpaid interest, if any, from the last interest payment date for the applicable Series of Notes up to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, if and when the applicable Notes are accepted for purchase.

3M reserves the right, but is under no obligation, at any point following the Early Tender Deadline and before the Expiration Date, to accept Notes that have been validly tendered and not validly withdrawn for purchase on a date determined at 3M’s option (such date, if any, the “Early Settlement Date”).  3M currently expects the Early Settlement Date, if any, to occur on October 6, 2017.  If 3M chooses to exercise its option to have an Early Settlement Date, 3M will purchase any remaining Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date, subject to all conditions to the Offers having been satisfied or waived by 3M, on the Final Settlement Date.  If 3M chooses not to exercise its option to have an Early Settlement Date, 3M will purchase all Notes that have been validly tendered and not validly withdrawn at or prior to the Expiration Date, subject to all conditions to the Offers having been satisfied or waived by 3M, on the Final Settlement Date.  The Final Settlement Date is expected to occur promptly following the Expiration Date on October 20, 2017 (the “Final Settlement Date”), unless extended by 3M.  No tenders of Notes submitted after the Expiration Date will be valid.

3M’s obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to each Offer is conditioned on the satisfaction or waiver by 3M of a number of conditions, including the receipt by 3M prior to the Expiration Date (or Early Settlement Date, if 3M elects to have an early settlement), on terms satisfactory to it in its sole discretion, of sufficient proceeds from a debt financing to purchase the tendered Notes, including payment of the Total Consideration or Tender Consideration, as applicable, the applicable Accrued Interest (as defined in the Offer to Purchase) and any fees payable in connection with the Offers. 3M may amend, extend or, subject to certain conditions and applicable law, terminate each Offer at any time in its sole discretion.

J.P. Morgan Securities LLC will act as Dealer Manager (the “Dealer Manager”) and D.F. King & Co., Inc. will act as the Tender Agent and Information Agent for the Offers.  Requests for documents may be directed to D.F. King & Co., Inc. at (800) 330-5897 (toll free) or (212) 269-5550 (banks and brokers).  Questions regarding the Offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3260 (collect). Copies of the Offer to Purchase, along with any amendments and supplements thereto, may be obtained for free at www.dfking.com/mmm.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities.  The Offers to purchase the Notes are only being made pursuant to the terms of the Offer to Purchase.  The Offers are not being made in any state or jurisdiction in which such Offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  None of 3M, the Dealer Manager or the Tender Agent and Information Agent is making any recommendation as to whether or not Holders should tender their Notes in connection with the Offers.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond 3M’s control, including natural and other disasters or climate change affecting the operations of 3M or its customers and suppliers; (2) the 3M’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the 3M’s information technology infrastructure; (10) financial market risks that may affect 3M’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the 3M’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. 3M assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Media Contact:

Lori Anderson, 651-733-0831

Investor Contact:

Bruce Jermeland, 651-733-1807